Exhibit 99.1

Erie Indemnity Reports Third Quarter 2017 Results
Net Income per Diluted Share was $1.12 for the Quarter and $3.15 Year to Date

Erie, Pa. - October 26, 2017 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending September 30, 2017. Net income was $58.5 million, or $1.12 per diluted share, in the third quarter of 2017, compared to $57.4 million, or $1.09 per diluted share, in the third quarter of 2016. Net income was $164.9 million, or $3.15 per diluted share, in the first nine months of 2017, compared to $164.6 million, or $3.14 per diluted share, in the first nine months of 2016.

3Q and Nine Months 2017
(dollars in thousands)	3Q'17	3Q'16	2017	2016
Operating income	$80,836	$82,255	$230,414	$235,679
Investment income, net of interest expense	8,029	4,326	20,640	14,289
Income before income taxes	88,865	86,581	251,054	249,968
Income tax expense	30,322	29,205	86,108	85,388
Net income	$58,543	$57,376	$164,946	$164,580
Gross margin from operations	18.3%	19.7%	17.9%	19.4%

3Q 2017 Highlights
Operating income decreased $1.4 million, or 1.7 percent, in the third quarter of 2017 compared to the third quarter of 2016.

•	Management fee revenue increased $24.1 million, or 5.9 percent, in the third quarter of 2017 compared to the third quarter of 2016.

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Commissions increased $16.2 million in the third quarter of 2017 compared to the third quarter of 2016, as a result of the 5.8 percent increase in direct and assumed premiums written by the Exchange. The remaining portion of the increase in the third quarter of 2017 was due to higher agent incentive costs related to profitable growth, compared to the third quarter of 2016.

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Non-commission expense increased $9.3 million in the third quarter of 2017 compared to the third quarter of 2016.  Underwriting and policy processing costs increased $2.1 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $1.6 million primarily due to increased personnel costs and hardware and software costs, somewhat offset by lower professional fees. Customer service costs increased $1.7 million primarily due to increased credit card processing fees. Administrative and other expenses increased $3.0 million driven by increased personnel costs.

•	The gross margin in the third quarter of 2017 was 18.3 percent compared to 19.7 percent in the third quarter of 2016.

Income from investments before taxes and net of interest expense totaled $8.0 million in the third quarter of 2017 compared to $4.3 million in the third quarter of 2016. Earnings from limited partnerships were $1.5 million in the third quarter of 2017 compared to losses of $1.7 million in the third quarter of 2016.

Nine Months 2017 Highlights
Operating income decreased $5.3 million, or 2.2 percent, in the first nine months of 2017 compared to the first nine months of 2016.

•	Management fee revenue increased $73.3 million, or 6.1 percent, in the first nine months of 2017 compared to the first nine months of 2016.

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Commissions increased $43.6 million in the first nine months of 2017 compared to the first nine months of 2016, as a result of the 6.0 percent increase in direct and assumed premiums written by the Exchange. The remaining portion of the increase in the first nine months of 2017 was due to higher agent incentive costs related to profitable growth, compared to the first nine months of 2016.

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Non-commission expense increased $35.0 million in the first nine months of 2017 compared to the first nine months of 2016.  Underwriting and policy processing costs increased $6.0 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $15.1 million primarily due to increased professional fees, personnel costs and hardware and software costs. Customer service costs increased $2.0 million primarily due to increased personnel costs and credit card processing fees. Administrative and other expenses increased $12.4 million primarily driven by increased personnel costs, including higher incentive plan costs and pension expenses.  The incentive plan cost increase was driven by the long-term incentive plan due to the increase in the company stock price during the first nine months of 2017.  Additionally, the employee incentive plan program was expanded to additional employee groups beginning in 2017.

•	The gross margin in the first nine months of 2017 was 17.9 percent compared to 19.4 percent in the first nine months of 2016.
Income from investments before taxes and net of interest expense totaled $20.6 million in the first nine months of 2017 compared to $14.3 million in the first nine months of 2016. Net investment income was $18.2 million in the first nine months of 2017 compared to $14.9 million in the first nine months of 2016, while earnings from limited partnerships were $1.9 million in the first nine months of 2017 compared to losses of $0.3 million in the first nine months of 2016.
Webcast Information
Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on October 27, 2017. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance website by 12:30 PM ET.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 10th largest homeowners insurer and 11th largest automobile insurer in the United States based on direct premiums written and the 15th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement and investments in new technology and systems;

•	credit risk from the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange’s ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations and difficulties with technology or data security breaches, including cyber attacks;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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